EXHIBIT 16



June 20, 2002



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

Except for Item 4(a)(iii), we have read and agree with the comments in Item 4(a) of the Form 8-K of Insituform East, Inc. dated June 11, 2002. As to Item 4(a)(iii), we have no basis for agreeing or disagreeing with such statement.

Yours truly,

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
1750 Tysons Boulevard
McLean, VA  22102